SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report . . . . . . . . . . . . . . . . . . . . . . March 27, 2000
Date of Earliest Event Reported . . . . . . . . .March 14, 2000

0-17893
(Commission File Number)

TELTRONICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

59-2937938
(I.R.S. Employer Identification Number)

2150 WHITFIELD INDUSTRIAL WAY, SARASOTA, FLORIDA 34243
(Address of principal executive offices, including zip code)

941-753-5000
(Registrant's telephone number, including area code)

      The above Registrant hereby amends the following items, financial statements, exhibits or other portions of its current Report on Form 8-K/A dated March 14, 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)     Financial Statements of Business Acquired.

             (1)    The following Telident financial statements are incorporated by reference:

                             Form 10-KSB as of June 30, 1999 and filed September 24, 1999.

                             Form 10-QSB as of September 30, 1999 and filed November 12, 1999 (unaudited).

                             Form 10-QSB as of December 31, 1999 and filed February 11, 2000 (unaudited).

      (b)     Pro Forma Financial Information.

             (1)    Pro forma condensed combined consolidated balance sheet as of December 31, 1999 (unaudited).

             (2)    Pro forma condensed combined consolidated statement of operations for the twelve month period ended December 31, 1999 (unaudited).

      (c)     Exhibits - None.

          The following selected pro forma condensed combined consolidated financial data are unaudited. The pro forma consolidated financial data for the year ended December 31, 1999 is based upon the historical statement of operations of the Company and reflects the pro forma effects of the acquisition of Telident, Inc. as if the acquisition had occurred on January 1, 1999.

          The pro forma condensed combined consolidated financial data are based upon certain assumptions and estimates and are not necessarily indicative of the results which would actually have been attained if the transaction had been consummated at the beginning of the indicated periods or as of the date specified, or which may be attained in the future.

          The pro forma condensed combined consolidated financial data should be read in conjunction with the consolidated financial statements and related notes thereto as presented in the Company's annual report on form 10-K for the year ended December 31, 1999 and the Telident annual report on 10-KSB for the year ended June 30, 1999 and quarterly reports on Form 10-QSB for the quarters ended September 30, 1999 and December 31, 1999.

Item 7(b) 1

Teltronics, Inc. and Telident, Inc.
Unaudited Pro Forma Condensed Combined Consolidated
Balance Sheet Data
as of December 31, 1999

>
	Teltronics Historical	Telident Historical	Pro Forma Adjustments for the Telident Acquisition		Pro Forma Combined
Assets
Cash, cash equivalent & restricted cash	$ 954,764	$ 1,268,994	$ (180,000)	(1)	$ 2,043,758
Accounts receivable	4,754,896	761,101	0		5,515,997
Inventories, net	5,319,765	282,924	0		5,602,689
Prepaid expenses & other current assets	236,034	71,229	(30,000)	(2)	277,263
Total current assets	11,265,459	2,384,248	(210,000)		13,439,707
Property, plant & equipment, net	3,872,018	133,094	(10,000)	(2)	3,995,112
Other assets	657,364	183,187	66,958	(2)(3)	907,509
Total assets	$15,794,841	$ 2,700,529	$ (153,042)		$18,342,328
Liabilities & shareholders' equity Current portion of long term debt & capital lease obligations	$ 5,592,822	$ 231,411	$ 0		$ 5,824,233
Accounts payable	3,151,492	97,829	0		3,249,321
Accrued expenses & other current liabilities	981,030	96,948	100,000	(4)	1,177,978
Deferred income	734,856	26,299	0		761,155
Total current liabilities	10,460,200	452,487	100,000		11,012,687
Long term debt & capital lease obligations	1,509,662	0	0		1,509,662
Common stock	4,056	243,013	(242,375)	(5)	4,694
Preferred stock	113	32,000	(32,000)	(5)	113
Additional paid-in capital	16,624,672	15,490,517	(13,496,155)	(5)	18,619,034
Accumulated deficit	(12,803,862)	(13,517,488)	13,517,488	(5)	(12,803,862)
Total shareholders' equity	3,824,979	2,248,042	(253,042)		5,819,979
Total liabilities & shareholders' equity	$15,794,841	$ 2,700,529	$ (153,042)		$18,342,328

(1)     Represents cash retained by Telident to cover estimated transaction costs of Telident related to the close of the Transaction.

(2)      Estimated value adjustments of Telident's assets resulting from the preliminary allocation of the purchase price. A final allocation and reclassification to inventories, prepaid expenses, property, plant and equipment and other assets is dependent upon analysis which has not progressed to a state at which there is sufficient information to make such an allocation.

(3)      To record $98,000 of identified intangible assets and goodwill, net of fair value adjustments to Telident's other assets noted in (2) above, that results from the acquisition and will be amortized over their estimated useful lives.

(4)      To record the estimated transaction costs of Teltronics related to the purchase. Estimated transaction costs include all costs directly incurred as a result of the purchase agreement including, but not limited to, fees for the financial advisors, accountants, and attorneys and other related costs.

(5)      Reflects 637,500 shares of Teltronics' common stock valued at $3.13 per share issued in the acquisition of Telident's assets and the elimination of Telident equity accounts.

Item 7(b) 2

Teltronics, Inc. and Telident, Inc.
Unaudited Pro Forma Condensed Combined Consolidated
Statement of Operations Data
Twelve Month Period Ended December 31, 1999

	Teltronics Historical	Telident Historical (3)	Pro Forma Adjustments for the Telident Acquisition		Pro Forma Combined
Net sales	$ 32,644,534	$ 2,447,089	$ 0		$ 35,091,623
Gross profit	15,990,827	1,824,905	0		17,815,732
Operating expenses	13,662,235	1,826,805	13,000	(1)	15,502,040
Income (loss) from operations	2,328,592	(1,900)	(13,000)		2,313,692
Other income (expense): Interest	(855,246)	(17,924)	0		(873,170)
Financing	(331,578)	0	0		(331,578)
Litigation	(77,220)	0	0		(77,220)
Gain on disposition	111,614	0	0		111,614
Other	67,462	56,039	0		123,501
Total other income (expense)	(1,084,968)	38,115	0		(1,046,853)
Net income (loss)	$ 1,243,624	$ 36,215	$ (13,000)		$ 1,266,839
Net income (loss) attributable to common shareholders	$ 1,024,364	$ 36,215	$ (13,000)		$ 1,047,579
Net income per share: Basic	$0.27				$0.23
Diluted	$0.25				$0.22
Shares used in computing per share amounts: Basic	3,844,470		637,500	(2)	4,481,970
Diluted	4,113,092		637,500	(2)	4,750,592

(1)      Reflects additional goodwill amortization expense of $4,000 and other identifiable intangibles amortization expense of $9,000. The intangible assets are amortized over their estimated useful lives using the straight-line-method.

(2)      Reflects shares of Teltronics' common stock issued in the acquisition of Telident's assets.

(3)      The results of Telident are for the twelve months ended December 31, 1999.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TELTRONICS, INC. (Registrant)
March 27, 2000	By:	/s/ Ewen R. Cameron Ewen R. Cameron President and CEO
March 27, 2000	By:	/s/ Mark E. Scott Mark E. Scott Vice President Finance and Principal Accounting Officer